EXHIBIT (N)

                         STROOCK & STROOCK & LAVAN LLP
                                180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038

                                                           JONATHAN KUSKO
                                                           (212) 806-6004


August 10, 1998

Congress Street Associates, L.P.
Congress Street Management, L.L.C.
1285 Avenue of the Americas
New York, NY 10019

Ladies and Gentlemen:

          You have requested our opinion as to whether Congress Street Associates, L.P. (the "Partnership") will be treated as a partnership rather than an association or publicly traded partnership taxable as a corporation for Federal income tax purposes.

          The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"). Its sole general partner is Congress Street Management, L.L.C., a Delaware limited liability company (the "General Partner"). The Partnership is registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified, management investment company.


          For the purpose of rendering this opinion, we have examined the Partnership's Registration Statement and amendments thereto filed with the Securities and Exchange Commission (the "Registration Statement"), its Amended and Restated Limited Partnership Agreement (the "Partnership Agreement"), and such other documents as we have deemed necessary or relevant for the purposes of this opinion. In rendering this opinion, we have assumed that the Partnership Agreement is the document pursuant to which the Partnership will operate, and that the Partnership will be operated in accordance with the Registration Statement, the Partnership Agreement and the Act. As to various questions of fact material to this opinion, where relevant facts were not independently established by us, we have relied upon certain representations made by the General Partner. We have also examined such matters of law as we have deemed necessary or appropriate for the purposes of this opinion. We note that our opinion is based on our examination of such law, our review of the documents described above, the statements, representations and assumptions referred to the above and below, the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations and published rulings thereunder, and the judicial interpretations thereof currently in effect. Any change in applicable law or any of the facts and circumstances described in the Registration Statement, or inaccuracy of any statements, representations or assumptions on which we have relied, may affect the continuing validity of our opinion.


          Regulations under Section 7701 of the Code provide, insofar as is relevant here, that an entity formed as a partnership under state law with at least two members will be treated as a partnership for Federal income tax purposes unless the entity elects to be classified as an association taxable as a corporation or the entity is classified as a "publicly traded partnership" within the meaning of Section 7704 of the Code. The General Partner has represented that the Partnership will not make an election to be classified as an association taxable as a corporation or take any other action inconsistent with its treatment as a partnership for Federal income tax purposes.

          Pursuant to Section 7704 of the Code, a publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market or the substantial equivalent thereof. Interests in the Partnership will not be traded on an established securities market. Regulations under Section 7704 provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof. The Partnership will not be eligible for any of those safe harbors.

          The Regulations specifically provide, however, that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof. Rather, in this event the partnership's status is examined under a general facts and circumstances test set forth in the Regulations. We believe that, under this "facts and circumstances" test, and based upon the anticipated operations of the Partnership as well as the legislative history to Section 7704 and the text of the Regulations, interests in the Partnership will not be readily tradable on a secondary market or the substantial equivalent thereof.

          Based on the foregoing, we are of the opinion that the Partnership will be treated as a partnership rather than an association or publicly traded partnership taxable as a corporation for Federal income tax purposes.


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Partnership or any Distributor or dealer in connection with the registration and qualification of the Partnership or its limited partnership interests under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                Very truly yours,


                                                STROOCK & STROOCK & LAVAN LLP